ASSET PURCHASE AGREEMENT


This Asset Purchase Agreement ("Agreement") dated October ___, 1997 between MCCURDY WELL SERVICE, INC., a Texas corporation ("Seller" or "MCCURDY"), and
WELLTECH EASTERN, INC., a Delaware corporation ("Purchaser" or "WellTech"), evidences that Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller all of the assets of Seller other than the Excluded Assets (as hereinafter defined) on the terms and conditions hereinafter specified, that in connection with such sale and purchase Seller and Purchaser desire to enter into certain agreements and that, therefore, in consideration of the premises and of the mutual covenants and obligations specified herein, the parties hereto agree as follows:

1. Purchase and Sale of Assets.

On the date hereof, in accordance with and subject to the other terms and conditions hereof, Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, effective for all purposes as of the opening of business on the date the following assets (collectively, the "Assets"):

1.1 Trucks, Pickups, Trailers, and Equipment. All of the trucks, pickups, trailers, and associated equipment described in Exhibit "A" (the "Vehicles").

1.2 Inventories. All inventories of supplies, parts, materials and other goods properly classifiable as inventories owned by Seller as of the opening of business on the date hereof (the "Inventories").

1.3 Other Assets. All contract rights of Seller with suppliers, customers, dealers or other persons and relating to any of the Assets; all customer sales and service records and similar assets owned by Seller and relating to the Assets (provided, however, that upon reasonable notice Purchaser shall provide Seller access to all such records and information at all reasonable times for a period of five years after the date hereof); all customer lists, trade secrets, proprietary or confidential information used in connection with any of the Assets; all licenses, certificates and permits from governmental authorities required for or incident to the use or operation of any of the Assets; and all service and maintenance records for all the Assets (in each case, such as are owned by Seller as of the opening of business on the date hereof, and being collectively referred to herein as the "Other Assets").

2. Excluded Assets.

Notwithstanding any other provision hereof to the contrary, the "Excluded Assets" are (and the Assets specifically do not include) the following:

2.1 Real Property. The real property owned by Seller, together with all improvements thereon and all rights, titles and interests appurtenant thereto and described as follows:

LOT 3, BLOCK 3 IN EAST BRAZOS COUNTY INDUSTRIAL PARK AT 1559 CROSSWINDS DRIVE

2.2 Cash. All cash owned by Seller.

2.3 Accounts Receivable. All accounts and notes receivable from account, note and other debtors owned by Seller.

2.4 Tax Refunds. All federal or state income or other tax refunds or other tax receipts with respect to Seller or any of the Assets.

2.5 Certain Books and Records. All books of account and accounting records of Seller, including all books and records of Seller related to federal or state income tax payments or liabilities of Seller, and all minute books, stockbooks and other corporate records of Seller.

2.6 Insurance. All insurance policies and agreements with respect to which Seller is an insured or beneficiary and all rights, refunds or benefits thereunder or arising in connection therewith.

3. Obligations and Liabilities Not Assumed by Purchaser. Seller expressly agrees that it shall be responsible for the payment or other satisfaction of all of Seller's obligations and liabilities, which shall include, but not be limited to, the following:

(a) Any liability of Seller for any federal, state, local or foreign income or franchise taxes, state or local property taxes, state, county, municipal or regional sales or use taxes, or other taxes of any kind or description;

(b) Any obligation or liability (contingent or otherwise) of Seller arising out of any threatened or pending litigation;

(c) Any sales taxes relating to the acquisition by Seller of any of the Assets; and

(d) Any other obligations or liabilities of Seller which are not specifically assumed by Purchaser hereunder.

From and after the date hereof, Seller shall pay, perform and discharge, and indemnify and hold Purchaser harmless from, the Seller's obligations.


4. Purchase Price.

Upon execution hereof and delivery of ownership and possession of the Assets to Purchaser, free and clear of all liens and encumbrances and satisfaction of Seller's other obligations hereunder, Purchaser shall pay to Seller a price (the "Purchase Price") of $342,000.00 for the Assets.

5. Representations and Warranties by Seller.

In order to induce Purchaser to enter into this Agreement and each transaction contemplated hereby, Seller represents and warrants to Purchaser as follows:

5.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

5.2 Authority. Seller has full corporate power necessary, and has taken all corporate action necessary, to authorize the execution, delivery and performance by Seller of this Agreement. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, constitute a default under or conflict with (a) the articles of incorporation or bylaws of Seller, (b) any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to Seller.

5.3 Validity and Enforceability. This Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

5.4 Absence of Changes. From December 31, 1996, to the date of this Agreement, other than in connection with or pursuant to this Agreement, Seller has:

(a) used all reasonable efforts to preserve its relationship with its customers, suppliers and others having business relations with it;

(b) not sold, disposed, leased or encumbered any property or other assets, except in the ordinary course of its business;

(c) not entered into any transaction other than in the ordinary course of its business; and

(d) not agreed to do any of the foregoing.

5.5 Ownership of Assets; Absence of Liens. Seller has good, marketable and valid title to the Assets free and clear of all liens, mortgages, security interests, pledges, preferential purchase rights or other encumbrances or claims of any kind.

5.6 Customer Relations. During the calendar year ended December 31, 1996 and in the current calendar year through the date hereof, as the case may be:

(a) None of the customers of Seller has lodged any written complaint regarding the service or products provided by Seller which has not since been satisfied by Seller;

(b) There have been no prepayments of any obligations to Seller by any customers, and Seller has not made any promises, written or oral, to provide services or products at other than market price to any such customer; and

(c) Seller has not received any security deposits on or related to any of the Assets.

5.7 Inventories and Purchase Orders. The Inventories have been acquired by Seller in the ordinary course of business, consistent with past practices.

5.8 Litigation. There are no lawsuits, proceedings, claims or governmental investigations pending or, to the knowledge of Seller, threatened affecting the Assets. There is no action, suit, proceeding or investigation pending or, to the knowledge of Seller, threatened which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

5.9 Consents. No consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation must be obtained or satisfied by Seller or are necessary for the execution, delivery and performance by Seller of this Agreement or any of the documents to be executed and delivered by Seller in connection herewith.

5.10 Compliance with Law. Seller's business as conducted within the past three years has not violated, and on the date hereof, does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders, the enforcement of which would have a material and adverse effect on the Assets or Seller's business, and Seller has not received any notice within three years of the date hereof of any such violation.

5.11 Taxes. Seller has paid all assessments, levies, fines, fees and other such charges which are due and payable. Seller has paid all federal, state, local or foreign income taxes or franchise taxes, state or local property taxes, state, county, municipal or regional sales or use taxes, or other taxes of any kind or description which are due and payable.

5.12 Other Information. To the knowledge of Seller, the information provided by Seller to Purchaser in this Agreement or in the exhibits hereto or in any other writing pursuant hereto does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. Copies of all documents heretofore delivered by Seller to Purchaser or made available by Seller to Purchaser pursuant hereto were complete and accurate records of such documents.

5.13 No Broker or Finder. Neither Seller nor any party acting on its behalf has agreed to pay any party a commission, finder's fee or similar payment in regard to this Agreement or any matter related hereto or taken any action on which a claim for any such payment could be based.

6. Representations and Warranties by Purchaser.

In order to induce Seller to enter into this Agreement and each transaction contemplated hereby, Purchaser represents and warrants to Seller as follows:

6.1. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

6.2 Authority. Purchaser has full corporate power necessary, and has taken all corporate action necessary, to authorize the execution, delivery and performance by Purchaser of this Agreement. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, constitute a default under or conflict with (a) the certificate of incorporation or bylaws of Purchaser, (b) any material agreement, indenture or other instrument to which Purchaser is a party or by which Purchaser is bound, or (c) any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to Purchaser.

6.3 Validity and Enforceability. This Agreement is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

6.4 Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Purchaser, threatened which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

6.5 Consents. No consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation must be obtained or satisfied by Purchaser or are necessary for the execution, delivery and performance by Purchaser of this Agreement or any of the documents to be executed and delivered by Purchaser in connection herewith.

6.6 No Broker or Finder. Neither Purchaser nor any party acting on its behalf has agreed to pay any party a commission, finder's fee or similar payment in regard to this Agreement or any matter related hereto or taken any action on which a claim for any such payment could be based.

7. Deliveries Upon Execution.

7.1 Purchaser's Obligations Upon Execution. Upon execution hereof, Purchaser shall deliver or cause to be delivered to Seller the following instruments, which shall be duly executed and dated on the date hereof:

Executed Lease Agreement dated October ___, 1997, including, but not limited to, the Office, Yard, Wash Bays and Hi Pressure Washing Equipment (and building housing this equipment located at 1559 Crosswinds Drive, Bryan, Texas 77808.


7.2 Seller's Obligations Upon Execution. Upon execution hereof, Seller shall deliver or cause to be delivered to Purchaser the following instruments, all of which shall be duly executed and dated as of the date hereof, unless otherwise indicated:

(a) an assignment and bill of sale (the "Assignment") in the form attached hereto as Exhibit "B" conveying the Assets to Purchaser;

(b) certificates of title and related transfer documents, duly executed for transfer to Purchaser, as to all certificated vehicles included in the Assets; and

(c) Executed Lease Agreement dated October ___, 1997, including, but not limited to, the Office, Yard, Wash Bays and Hi Pressure Washing Equipment (and Building housing this equipment located at 1559 Crosswinds Drive, Bryan, Texas 77808.

(d) a certificate of the secretary or an assistant secretary of Seller certifying (i) the names and true signatures of the officers of Seller authorized to sign this Agreement and the other instruments or certificates to be delivered pursuant hereto and (ii) the resolutions of the shareholders and board of directors of Seller approving this Agreement and the transactions contemplated hereby.

8. Indemnification.

From and after the date hereof, Seller will indemnify and hold harmless Purchaser against any claim, loss, liability or expense incurred by Purchaser and arising out of or attributable to any inaccuracy of any representation or warranty or any breach of any covenant or agreement made by Seller herein or in any instrument or agreement referred to herein or contemplated hereby. Purchaser will indemnify and hold harmless Seller against any claim, loss, liability or expense incurred by Seller and arising out of or attributable to any inaccuracy of any representation or warranty or any breach of any covenant or agreement made by Purchaser herein or in any instrument or agreement referred to herein or contemplated hereby. As used in this Section 8, "expense" shall include, without limitation, attorneys' fees and costs of any investigation of an alleged breach which is ultimately determined to constitute a matter for which indemnification is required.


9. Miscellaneous Agreements.

9.1 Ad Valorem Taxes. Upon execution hereof, Seller shall pay to Purchaser the amount of $2,000.00 for Seller's share of all ad valorem taxes in respect of Seller's ownership of the Assets from January 1, 1997 to the opening of business on the date hereof, and Purchaser shall assume and agree to pay all ad valorem taxes in respect of the Assets for 1997.

9.2 Cooperation in Litigation. Each party shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding which may be instituted hereafter against or by any third party relating to or arising out of the Assets prior to or after the date hereof. Subject to Section 8 hereof, the party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

9.3 Press Releases. Seller hereby agrees to allow Purchaser's issuance of a press release announcing the completion of this asset acquisition. Other than that announcement, except as mutually agreed, neither Purchaser, Seller, nor any of their respective directors, officers, employees, or agents shall issue any press release or public announcement of this asset acquisition.

9.4 Further Assurance. From time to time at the reasonable request of Purchaser, without further consideration, Seller will execute and deliver such further instruments of conveyance and transfer and will take such actions as Purchaser may reasonably request in order more effectively to convey and transfer to Purchaser the Assets as contemplated by this Agreement.

9.5 Notice. All notices hereunder shall be in writing and shall be mailed first class or express mail, postage prepaid, or sent by telegram, facsimile, or other similar form of rapid transmission confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to any individual designated below of the receiving party. All such notices shall be mailed, sent or delivered as follows:

         If to Seller:                      McCurdy Well Service, Inc.
                                            P. O. Box 3951
                                            Bryan, Texas 77803



         If to Purchaser:                   WellTech Eastern, Inc.
                                            6010 Highway 191, Suite 212
                                            Odessa, Texas 79762
                                            Attention: Mr. James J. Carter
                                            Fax Number: (915) 550-0302

         With a copy to:                    Key Energy Group, Inc.
                                            Two Tower Center, Tenth Floor
                                            East Brunswick, New Jersey 08816
                                            Attention: General Counsel
                                            Facsimile: (908) 247-5148

Any notice so addressed and mailed shall be deemed to be given three days after the date so mailed. Any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged. Any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, such person. Seller or Purchaser may, by proper written notice hereunder to the other party, change the address, individual or facsimile number to which notice shall thereafter be sent to such party.

9.6 Severability. If any provision of this Agreement or of any instrument or agreement executed in connection herewith or its application to any person or in any circumstance shall be found invalid or unenforceable to any extent, the remainder of such provisions in this Agreement (or such other instrument or agreement) and the application thereof to other persons and in other circumstances shall not be effected and all provisions hereof and thereof shall be enforced to the greatest extent permitted by law.

9.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.8 Assignment. Nothing contained herein, expressed or implied, is intended to confer upon any person or entity other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9.9 Expenses. Each party to this Agreement shall pay and discharge all of the expenses incurred by it in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby.

9.10 Survival. The representations, warranties, covenants and agreements set forth herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and shall expire in accordance with the applicable statute of limitations.

9.11 Sales or Use Taxes. Seller shall pay any sales or use taxes relating to the acquisition by Purchaser of any of the Assets pursuant to this Agreement.

9.12 Waiver. No waiver of any provision hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.


9.13 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS TO BE PERFORMED ENTIRELY WITHIN THAT STATE.

9.14 Exhibits and Headings. Each exhibit referenced herein and attached hereto is hereby incorporated herein, and each reference to the "Agreement" shall be deemed to include all exhibits hereto. The headings or captions under sections of this Agreement are intended for convenience and reference only and shall not affect in any way the construction or interpretation of this Agreement.

9.15 Complete Agreement and Amendment. This Agreement constitutes the final understanding of the parties and supersedes all prior oral or written correspondence and agreements and all contemporaneous oral agreements and understandings of the parties relating to the subject matter hereof. This Agreement shall be amended only by a written instrument signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

McCURDY WELL SERVICE, INC.


By:_________________________________
   W. C. McCURDY, President
   SELLER





WELLTECH EASTERN , INC.

By:_________________________________
   JIMMY CHASTEEN, Vice President
   PURCHASER

                                    EXHIBIT A

                                 LIST OF ASSETS

PETERBILT 94' MODEL 379 EXTENDED HOOD, CAT 43406E 435HP, 15 SPEED, JAKE BRAKE AIR SLIDE FIFTH WHEEL, TOOL BOXES, 3:90S, PETERBILT 8 BAG AIR SUSPENSION WITH AIR RIDE CAB, 63" HI-RISE UNIBUILT DOUBLE BUNK SLEEPER WITH SEPARATE AIR CONDITIONING AND HEATING COMPONENTS, ALL ALUMINUM WHEELS, 11:00 X 24.5 TIRES MILEAGE 525+- RODS AND MAINS AT 425K MILES.

PETERBILT 94' MODEL 379 EXTENDED HOOD, CAT 43406B 425HP, 15 SPEED, JAKE BRAKE AIR SLIDE FIFTH WHEEL, TOOL BOXES, 3:70S, PETERBILT 8 BAG AIR SUSPENSION WITH AIR RIDE CAB, 63" HI-RISE UNIBUILT DOUBLE BUNK SLEEPER WITH SEPARATE AIR CONDITIONING AND HEATING COMPONENTS, ALL ALUMINUM, WHEELS, 11:00 X 24.5 TIRES MILEAGE 392K+-.

1982 MACK R686 283 HP MACK 6 SPEED SINGLE STICK WITH AIR SHIFT AUX. DOUBLE FRAME, WINCH/POLE TRUCK MILEAGE ABOUT 325K TWO WINCHES (64 AND 32) LIVE POLES, WITH POLE RAISER, MACK 44K REARS, 20K FRONTS, OILFIELD BED WITH FULL WIDTH FOLLER, INCLUDING RIGGING, CHAINS, ETC.

1988 MACK R686 DOUBLE FRAME 300 HP, MACK 6 SPEED TWO STICK, DOUBLE FRAME, WINCH TRUCK LOW 500K MILES (RODS AND MAINS BEARINGS AT ABOUT 475K) MACK 44K REARS, OILFIELD BED WITH FULL WIDTH ROLLING TAILBOARD, INCLUDING RIGGING, CHAINS ETC.

1988 MACK R686 DOUBLE FRAME 300 HP, MACK 6 SPEED TWO STICK, DOUBLE FRAME, WINCH TRUCK LOW 500K MILES (RODS AND MAINS BEARINGS AT ABOUT 475K) MACK 44K REARS, OILFIELD BED WITH FULL WIDTH ROLLING TAILBOARD, INCLUDING RIGGING, CHAINS ETC.

CHEVROLET 3500HD, 1994, 1 TON, 6.5 TURBO DIESEL, WITH FLAT BED BODY, HOTSHOT STYLE TRUCK, TIRE SIZES 255R19 MILEAGE 200+.

FORD SUPERDUTY, 1987, 1 TON FLATBED WITH WINCH AND POLES, OILFIELD STYLE BED WITH ROLLING TAILBOARD, 7.3 DIESEL WITH 5 SPEED MANUAL TRANS. MILEAGE 100+.

LOWBOY TRAILER FIXED WIDE NECK, 3 AXLE, 38 FOOT CLEAR DECK, 50 TON, 10:00 X 15 SPOKE WHEELS.

LOWBOY TRAILER FIXED NARROW NECK, 3 AXLE 32 FOOT CLEAR DECK, 50 TON 10:00 X 15 SPOKE WHEELS.

LOWBOY TRAILER REMOVABLE NARROW NECK, 2 AXLE, 32 CLEAR DECK, 10:00 X 15 SPOKE WHEELS.

FLOAT 40' NARROW NECK FOR USE WITH POLE TRUCK WITH POLES IN RAISED POSITION BY FOLDED OVER TRUCK CAB FOR HIGHWAY TRAVEL, 10:00 X 20" TANDEM AXLES, FLOOR IN GOOD CONDITION (METAL WITH WOODEN INSERTS, FULL WIDTH TAIL ROLLER, WITH RATCHETS AND STRAPS.

GOOSENECK TRAILER, 36' TANDEM 12,000# AXLES WITH VACUUM/HYDRAULIC BRAKES ROLLING TAILBOARD. RACHETS AND STRAPS, TIRE SIZE 235R16.

GOOSENECK TRAILER, 36' TANDEM 10,000# AXLES WITH ELECTRIC BRAKES, TIRE SIZES 235R16.

POWER SWIVEL, BOWEN S2.0 W/4-71 DETROIT FACTORY TRAILER MOUNTED (GOOSENECK) WITH REMOTE CONTROLS, GOOD CONDITION, NEEDS NO REPAIRS.

PIPE RACKS, FIVE (5) SETS.

(1) STEEL STORAGE BUILDING, 8' X 12 SKIDDED STEEL RUNNERS WITH ENTRY DOOR.

PORTABLE BUILDING, ONE 2 OFFICE 14' X 30' A/C AND HEAT, SET UP FOR TWO OFFICES WITH ON FRONT ENTRY AND ONE REAR ENTRY.

MUD TANK, WALLS AND SKID ARE IN GOOD CONDITION, HOWEVER THE BOTTOM NEEDS SOME WELDING.

CATWALK 4'X32' PIPE CONSTRUCTED.

ONAN 6.5 GENERATOR SET.



OFFICE EQUIPMENT

(1) 486/120/1GIG COMPUTER WITH MONITOR AND (2) DOT MATRIX PRINTERS

COMPUTER DESK AND SIDE TABLES FOR PRINTERS

(1) LEGAL FIRE PROOF FILE CABINET 4 DRAWER

DISPATCH DESK, CHAIR, MAT

(1) LETTER FIRE FILE CABINET 4 DRAWER

(1) METAL 2 DOOR GENERAL OFFICE STORAGE CABINET

(5) INSTRUMENT MERIDIAN PHONE SYSTEM

                                    EXHIBIT B


                           ASSIGNMENT AND BILL OF SALE

McCURDY WELL SERVICE, INC., a Texas corporation ("Seller"), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has BARGAINED, SOLD, TRANSFERRED, ASSIGNED, CONVEYED and DELIVERED, and does by these presents BARGAIN, SELL, TRANSFER, ASSIGN, CONVEY and DELIVER, unto WELLTECH EASTERN, INC., a Delaware corporation ("Purchaser"), all of the right, title and interest of Seller in and to all of the Assets (as defined in that certain Asset Purchase Agreement (the "Purchase Agreement") dated October _____, 1997, between Seller and Purchaser), including, but not limited to the assets listed on Exhibit "A" attached hereto.

TO HAVE AND TO HOLD the Assets, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Purchaser, its successors and assigns, forever; and Seller does hereby bind itself, its successors and assigns, to warrant and forever defend title to the Assets unto Purchaser, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

Seller hereby agrees to execute any and all certificates of transfer, assignments or other documents as may be necessary to evidence the conveyance described herein and to take such further action as may be reasonably necessary to convey the Assets to Purchaser.

Seller hereby acknowledges that nothing herein shall be construed as an assumption by Purchaser of any of the liabilities or obligations of Seller except as expressly set forth in the Purchase Agreement.

WITNESS THE EXECUTION HEREOF, effective as of the opening of business on October ___, 1997.

McCURDY WELL SERVICE, INC.

By:___________________________
   W. C. McCURDY
   President